Exhibit 10.7        Mortgage

MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT,
FIXTURE FILING AND FINANCING STATEMENT

FROM
TRENDSETTER PRODUCTION COMPANY
(Organizational I.D. Number MS 528948)

TO

YA GLOBAL INVESTMENTS, L.P.

Dated as of March 3, 2008

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS, AMONG OTHER THINGS, (A) GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE IMMOVABLE PROPERTY DESCRIBED HEREIN, AND (B) AS-EXTRACTED COLLATERAL RELATED TO THE IMMOVABLE PROPERTY DESCRIBED HEREIN (INCLUDING WITHOUT LIMITATION OIL, GAS, OTHER MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH AND ACCOUNTS ARISING OUT OF THE SALE AT THE WELLHEAD OR MINEHEAD THEREOF). THIS INSTRUMENT IS TO SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING AND AS A FINANCING STATEMENT COVERING AS-EXTRACTED COLLATERAL. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN SECTION 1.1 OF THIS INSTRUMENT.

MORTGAGE,	*	UNITED STATES OF AMERICA
ASSIGNMENT, SECURITY
AGREEMENT, FIXTURE FILING	*	STATE OF TEXAS
AND FINANCING STATEMENT
	*	COUNTY OF _______________
BY
*
TRENDSETTER PRODUCTION
COMPANY
*

* * * * * * *	*

BE IT KNOWN, that on this __ day of March, 2008, but dated for reference purposes as of March 3, 2008, before me, the undersigned Notary Public duly commissioned and qualified, personally came and appeared:

TRENDSETTER PRODUCTION COMPANY, a Mississippi corporation (the "Mortgagor"), having a mailing address of One Sugar Creek Center Boulevard, Suite 125, Sugar Land, Texas 77478, and a federal taxpayer identification number with the last four digits of 9627, appearing herein by and through its undersigned Chief Executive officer, duly authorized by resolutions of its board of directors, a certified copy of which is attached hereto as Exhibit B, who declared that Mortgagor does by these presents declare and acknowledge an indebtedness unto:

YA GLOBAL INVESTMENTS, L.P., a Cayman Islands exempt limited partnership (the "Holder"), having a place of business at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302, and a federal taxpayer identification number with the last four digits of 0836.

ARTICLE I.

Granting Clauses; Secured Indebtedness

Section 1.1. Mortgage. In order to secure the full and punctual payment and performance of all present and future secured indebtedness as defined below, Mortgagor does by these presents specially MORTGAGE, AFFECT, HYPOTHECATE, PLEDGE and ASSIGN unto and in favor of the Holder, to inure to the use and benefit of the Holder, all of Mortgagor's right, title and interest in and to the following described rights, interest and properties (the "Mortgaged Properties"):

A.            The oil, gas and/or other mineral properties or mineral rights which are described in Exhibit A attached hereto and made a part hereof;

B.            Without limitation of the foregoing, all other right, title and interest of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to (i) the oil, gas and/or mineral leases or other agreements described in Exhibit A hereto, and (ii) the lands described or referred to in Exhibit A (or described in any of the instruments described or referred to in Exhibit A), without regard to any limitations as to specific lands or depths that may be set forth in Exhibit A hereto or in any of the leases or other agreements described in Exhibit A hereto;

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C.            All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all presently existing and hereafter created oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby (including units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction), which cover, affect or otherwise relate to the properties, rights and interests described in clause A or B above;

D.            All of Mortgagor's interest in and rights under (whether now owned or hereafter acquired by operation of law or otherwise) all presently existing and hereafter created operating agreements, equipment leases, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farmout and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements, and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause A, B or C above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests (including those contracts listed in Exhibit A hereto), as same may be amended or supplemented from time to time;

E.             All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all improvements, fixtures, movable or immovable property and other real and/or personal property (including all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause A, B or C above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests;

F.             All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties;

G.             All extensions, renewals and corrections of any of the foregoing rights, interests and properties; and

H.             All of Mortgagor's right to receive proceeds attributable to the insurance loss of the foregoing property;

subject, however, to the condition that (prior to foreclosure by Holder, and then only to the extent Holder acquires title to all or a portion of the Mortgaged Properties and commits an act or omission with respect to the Mortgaged Properties creating liability), Holder shall not ever be liable to any Person including Mortgagor, with respect to the performance of any covenant or obligation (including, without limitation, the payment of royalty interests, production payments, net profits interests or other similar lease burdens or costs or expenses attributable to the ownership or operation of the Mortgaged Properties) of Mortgagor (or incurred on its behalf by any other Person or Persons) of whatsoever kind related to all or any part of the Mortgaged Properties.

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The Mortgaged Properties are to remain so specially mortgaged, affected and hypothecated unto and in favor of Holder until the full and final payment or discharge of the secured indebtedness, and Mortgagor is herein and hereby bound and obligated not to sell or alienate the Mortgaged Properties to the prejudice of this act.

In the event that the Mortgagor acquires (by operation of law or otherwise) additional undivided interests in some or all of the Mortgaged Properties, this Mortgage shall automatically encumber such additions or increases to the Mortgagor's interest in the Mortgaged Properties without need of further act or document. Further, in the event the Mortgagor becomes the owner of an interest in any part of the land described either in Exhibit A or in the documents described in Exhibit A or otherwise subject to or covered by the Mortgaged Properties, this Mortgage shall automatically encumber such ownership interest of the Mortgagor without need of further act or document.

Mortgagor will warrant and defend title to the Property (as defined below), free and clear of all liens, security interests, and encumbrances except for Permitted Liens (as defined in Secured Notes, which is defined below) against the claims and demands of all persons claiming or to claim the same or any part thereof.

Section 1.2. Scope of Mortgage. This Mortgage is a mortgage of both real/immovable and personal/movable property, a security agreement, a financing statement and an assignment, and also covers goods which are or are to become fixtures, as-extracted collateral, and all proceeds thereof.

Section 1.3. Grant of Security Interest. In order to further secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties, and undertakings of Mortgagor hereinafter described, Mortgagor hereby grants to Holder a security interest in the entire interest of Mortgagor (whether now owned or hereafter acquired by operation of law or otherwise) in and to:

(a)            all oil, gas, other hydrocarbons, and other minerals produced from or allocated to the Mortgaged Properties, and any products processed or obtained therefrom (herein collectively called the "Production"), and all accounts resulting from the sale of Production at the wellhead attributable to the Mortgaged Properties and other accounts now or hereafter arising in connection with the sale or other disposition of any Production, including without limitation all rights to payment owing to Mortgagor payable out of or measured by Production, and all revenues and rights to payment relating to Mortgagor's compensation for services as operator of any Mortgaged Properties or to joint interests billings or to amounts recoverabled by Mortgagor from non-operating parties by virtue of non-consent elections or otherwise, together with all proceeds of Production (regardless of whether the Production to which such proceeds relate occurred on or before or after the date hereof), and together with all liens and security interests securing payment of the proceeds of the Production, including those liens and security interests provided for under (i) statutes enacted in the jurisdictions in which the Mortgaged Properties are located, or (ii) statutes made applicable to the Mortgaged Properties under federal law (or some combination of federal and state law), and further all rights accrued, accruing or to accrue to receive payments of any and every kind, such as a bonus, rent, or royalty, which is payable out of or measured by Production or is otherwise attributable to the Mortgaged Properties;

(b)            without limitation of any other provisions of this Section 1.3, all payments received in lieu of Production (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on or before or after the date hereof), including "take or pay" payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, payments received in buyout or buydown or other settlement of a production sales contract, and payments received under a gas balancing or similar agreement as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by Mortgagor as a result of Mortgagor (and/or its predecessors in title) taking or having taken less gas from lands covered by a Mortgaged Property (or lands pooled or unitized therewith) than their ownership of such Mortgaged Property would entitle them to receive (the payments described in this subsection (b) being herein called "Payments In Lieu of Production");

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(c)            all equipment, inventory, improvements, fixtures, accessions, goods and other personal property or movable property of whatever nature now or hereafter located on or used or held for use in connection with the Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Production), and all licenses and permits of whatever nature now or hereafter used or held for use in connection with the Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Production), and all renewals or replacements of the foregoing or substitutions for the foregoing, including without limitation all wells and equipment listed on Exhibit A hereto;

(d)            all contracts, contract rights, choses in action (i.e., rights to enforce contracts or to bring claims thereunder) and other general intangibles (regardless of whether the same arose, and/or the events which gave rise to the same occurred, on or before or after the date hereof) related to the Mortgaged Properties, the operation thereof (whether Mortgagor is operator or non-operator), or the treating, handling, separation, stabilization, storing, processing, transporting, gathering, or marketing of Production (including any of the same relating to payment of proceeds of Production or to payment of amounts which could constitute Payments in Lieu of Production); provided, however, that to the extent the granting of the security interest under this Mortgage is prohibited by any of such contracts and would cause or result in a default under any of such contracts, Mortgagor shall not be deemed to have granted such security interest in such contracts to the extent such prohibition is enforceable;

(e)            without limitation of the generality of the foregoing, any rights and interests of Mortgagor under any present or future hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to interest rates or to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction now existing or hereafter entered into by or on behalf of Mortgagor to the extent they relate to the Mortgaged Properties or operations thereon;

(f)            all geological, geophysical, engineering, seismic, reserve, production, accounting, title, legal, and other technical or business data concerning the Mortgaged Properties, the Production or any other item of Property (as hereinafter defined) which are now or hereafter in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, computer tapes, other computer records, and other forms of recording or obtaining access to such data to the extent any of the above relates to the Mortgaged Properties or operations thereon;

(g)            without limitation of or by any of the foregoing, to the extent that any portion of the Mortgaged Properties constitutes corporeal or incorporeal movable property, all rights, titles and interests in and to the Mortgaged Properties, and together with all rights, titles and interests now owned or hereafter acquired by Mortgagor in any and all goods, inventory, equipment, as-extracted collateral, documents, money, instruments, intellectual property, certificated securities, uncertificated securities, investment property, letters of credit, rights to proceeds of written letters of credit and other letter-of-credit rights, commercial tort claims, deposit accounts, payment intangibles, general intangibles, contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), rights to payment evidenced by chattel paper, software, supporting obligations and accounts, wherever located, and all rights and privileges with respect thereto (all of the properties, rights and interests described in subsections (a), (b), (c), (d), (e), and (f) above, subsection (h) below, and this subsection (g), being herein sometimes collectively called the "Collateral"); and

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(h)            all proceeds of the Collateral (the Mortgaged Properties, the Collateral and the proceeds of the Mortgaged Properties and of the Collateral being herein sometimes collectively called the "Property").

Except as otherwise expressly provided in this Mortgage, all terms in this Mortgage relating to the Collateral and the grant of the foregoing security interest which are defined in the applicable Uniform Commercial Code (the "UCC") shall have the meanings assigned to them in Article 9 (in Louisiana, Chapter 9) (or, absent definition in Article 9, in any other Article) of the UCC, as those meanings may be amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date of this Mortgage, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date of this Mortgage, such amendment or holding shall be disregarded in defining terms used in this Mortgage.

Section 1.4. Transaction Documents. Hedging Obligations, and Other Obligations. This Mortgage is made to secure and enforce the payment and performance of the following obligations, indebtedness, loans, and liabilities:

(a)            All indebtedness and other obligations of Mortgagor of Hyperdynamics Corporation, a Delaware corporation ("Parent") now or hereafter incurred or arising pursuant to the provisions of that certain Securities Purchase Agreement, dated as of February 6, 2008 by and between Parent and Holder (the "Securities Purchase Agreement"), and those certain Secured Notes, dated, issued or to be issued by Parent to the order of the Holder (the "Secured Notes") pursuant to the Securities Purchase Agreement and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in reissuance, restatement, renewal, refinancing or extension thereof, in whole or in part (such Securities Purchase Agreement and such Secured Notes, as each may from time to time be supplemented, amended or modified, and all other agreements given in substitution therefor or in replacement, restatement, renewal, refinancing or extension thereof, in whole or in part, being herein called the "Agreements");

(b)           The Obligations (as defined in that certain Security Agreement, dated of even date herewith, by Parent and Mortgagor to Holder (the "Security Agreement")) that may be owed from time to time by Mortgagor or Parent to Holder pursuant to the Agreements and the other Transaction Documents (as defined below), pursuant to the Agreements, bearing interest as provided in the Secured Notes, having an original principal amount of up to $3,000,000, unless otherwise extended pursuant to the Secured Notes;

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(c)            Any and all obligations under that certain Guaranty dated of even date herewith, executed and delivered by Mortgagor to Holder (the "Guaranty");

(d)           All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the Agreements, this Mortgage or any other instrument now or hereafter evidencing, governing, guaranteeing or securing the "secured indebtedness" (as hereinafter defined) or any part thereof or otherwise executed in connection with any indebtedness evidenced or governed by the Secured Notes (the Secured Notes, the Securities Purchase Agreement, this Mortgage, the Security Agreement, the Guaranty and such other instruments being herein sometimes collectively called the "Transaction Documents"); and

(e)            Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness or other obligations described above in this Section 1,4, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

Section 1.5. Secured Indebtedness. The indebtedness referred to in Section 1.4, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby."

Section 1.6. Maximum Amount.

(a)            The maximum amount of the secured indebtedness that may be outstanding at any time and from time to time that this Mortgage secures, including without limitation as a mortgage and as a collateral assignment, and including any advances made by Holder pursuant to Section 2.3 or otherwise under this Mortgage and included within the secured indebtedness, is twenty million ($20,000,000.00) dollars.

(b)            Mortgagor acknowledges that this Mortgage secures all secured indebtedness under or pursuant to the Transaction Documents, whether such loans or advances made or incurred by the Holder are optional or obligatory by the Holder, This Mortgage is and shall remain effective, even though the amount of the secured indebtedness may now be zero or may later be reduced to zero, until all of the amounts, liabilities and obligations, present and future, comprising the secured indebtedness have been incurred and are extinguished.

ARTICLE II.

Representations, Warranties and Covenants

Section 2.1. Mortgagor represents, warrants, and covenants as follows:

(a)            Title and Permitted Encumbrances. Mortgagor has, and Mortgagor covenants to maintain, good and defensible title to the ownership interests in immovable property and the oil and gas leasehold interests or other royalty or mineral interests comprising the Property, in each case free and clear of all liens, security interests, and encumbrances except for Permitted Liens (as defined in the Security Agreement). The ownership by Mortgagor of the Mortgaged Properties does and will, with respect to each well or unit identified on Exhibit A, attached hereto and made a part hereof acquired by assignment from Rabb Resources Limited, entitle Mortgagor to receive (subject to the terms and provisions of this Mortgage) a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well or unit equal to not less than seventy five (75%) percent share, and entitle Mortgagor to a working interest of one hundred (100%) percent for such well or unit, except that under the Peabody LBM lease in Concordia Parish the net revenue interest is 72.54%, The above-described shares of production which Mortgagor is entitled to receive and shares of expenses which Mortgagor is obligated to bear are not and will not be subject to change (other than changes which arise pursuant to non-consent provisions of operating agreements described in Exhibit A in connection with operations hereafter proposed), except, and only to the extent that, such changes are reflected in Exhibit A. There is not and will not be any unexpired financing statement covering any part of the Property on file in any public office naming any party other than Holder as secured party and other than Permitted Liens (as defined in the Security Agreement) allowed under the Security Agreement.

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(b)            Operations. Upon closing or shortly thereafter, except as disclosed in writing to Holder, Mortgagor will be and thereafter remain the operator of the Mortgaged Properties. Whether or not Mortgagor is the operator of the Mortgaged Properties, Mortgagor will cause the Mortgaged Properties to be used and managed as would a reasonably prudent operator and will take actions necessary to allow Mortgagor to observe, perform and comply with every term, covenant and condition in any Transaction Document. Mortgagor will not enter into any operating agreement or other contract which materially adversely affects any of the Property, or which is not in the ordinary course of business. Mortgagor will promptly take all action necessary to enforce or secure the observance or performance of any term, covenant, agreement or condition to be observed or performed by third parties under any contract pertaining to any part of the Property.

(c)            Not Abandon Wells; Participate in Operations; Sale or Disposal. Mortgagor will not, without prior written consent of Holder, abandon, or consent to the abandonment of, any well producing from the Mortgaged Properties (or properties unitized therewith) so long as such well is capable (or is subject to being made capable through drilling, reworking or other operations which it would be commercially reasonable to conduct) of producing oil, gas, or other hydrocarbons or other minerals in commercial quantities (as determined by a prudent operator without considering the effect of this Mortgage). Mortgagor will not, without prior written consent of Holder, elect not to participate in a proposed operation on the Mortgaged Properties where the effect of such election would be the forfeiture either temporarily (i.e. until a certain sum of money is received out of the forfeited interest) or permanently of any interest in the Mortgaged Properties. Mortgagor will not, without the prior written consent of Holder, sell, exchange, lease, transfer, or otherwise dispose of any part of, or interest in, the Property other than as permitted under the Secured Notes or the Security Agreement

(d)            Defense of Mortgage. If the validity or priority of this Mortgage or of any rights, titles, liens or security interests created or evidenced hereby with respect to the Property or any part thereof or the title of Mortgagor to the Property shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Mortgagor with respect thereto, Mortgagor will give prompt written notice thereof to Holder and at Mortgagor's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all reasonably necessary and proper steps for the defense of such legal proceedings, including the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Holder (whether or not named as party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be reasonably necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Mortgage and the rights, titles, liens and security interests created or evidenced hereby, including the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Property, the purchase of any tax title and the removal of prior liens or security interests, and all expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Holder and shall bear interest from the date expended until paid at the rate described in Section 2,3 hereof, and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

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(e)            Insurance. Mortgagor will carry insurance as required under the Security Agreement. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Mortgagor in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

(f)             Further Assurances. Mortgagor will, on request of Holder, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in any other Transaction Document, or in the execution or acknowledgment of this Mortgage or any other Transaction Document; and (ii) execute, acknowledge, deliver and record and/or file such further instruments (including further mortgages, security agreements, financing statements, continuation statements, and assignments of production, accounts, funds, contract rights, general intangibles, and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Transaction Documents and to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property. Mortgagor shall pay all reasonable costs connected with any of the foregoing.

(g)            Not a Foreign Person. Mortgagor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, (hereinafter called the "Code"), Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

(h)            No inconsistent Agreements. There are no preferential purchase rights held by third parties affecting any part of the Property, or rights of third parties to prohibit the mortgage and pledge to Holder of any part of the Property without the consent of such third parties. Mortgagor has not performed any acts or signed any agreements which might prevent Holder from enforcing any of the terms of this Mortgage or which would limit Holder in any such enforcement.

Section 2.2. Compliance by Operator. As to any part of the Mortgaged Properties which is not a working interest, Mortgagor agrees to take all reasonable action and to exercise all rights and remedies as are reasonably available to Mortgagor to cause the owner or owners of the working interest in such properties to comply with the covenants and agreements contained herein; and as to any part of the Mortgaged Properties which is a working interest but which is operated by a party other than Mortgagor, Mortgagor agrees to take all reasonable action and to exercise all rights and remedies as are reasonably available to Mortgagor (including all rights under any operating agreement) to cause the party who is the operator of such property to comply with the covenants and agreements contained herein.

Section 2.3. Performance on Mortgagor's Behalf. Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which hereunder Mortgagor is required to perform or take, or to pay any money which hereunder Mortgagor is required to pay, Holder, in Mortgagor's name or its own name, may, upon two (2) Business Days prior notice to Mortgagor, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Holder and any money so paid by Holder shall be a demand obligation owing by Mortgagor to Holder (which obligation Mortgagor hereby expressly promises to pay) and Holder, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to Holder pursuant to this Section 2.3 or other sections of this Mortgage that specifically refer to this Section 2.3 shall bear interest each day, from the date of such expenditure or payment until paid, at a rate as provided for past due principal on the Secured Notes; all such amounts, together with such interest thereon, shall be a part of the secured indebtedness and shall be secured by this Mortgage.

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Section 2.4. Recording. Holder will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Holder shall reasonably determine and Mortgagor will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 2.5. Reporting Compliance.   Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the secured indebtedness which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Holder to furnish Holder with evidence of such compliance.

Section 2.6. Release of Mortgage. If all of the secured indebtedness be paid and no further obligation shall exist to provide credit or advance funds to Mortgagor or the seller of the Secured Notes (or other obligor with respect to other indebtedness) secured hereby, then, at Mortgagor's request and expense, this Mortgage shall be released provided, however, that, notwithstanding such release, the indemnifications, and other rights, which are provided herein or in the other Transaction Documents to continue following the release hereof shall continue in effect unaffected by such release; and provided that if any payment to Holder is held to constitute a preference or a voidable transfer under applicable state or federal laws or if for any other reason Holder is required to refund such payment to the payor thereof or to pay the amount thereof to any third party, this Mortgage shall be reinstated to the extent of such payment or payments.

ARTICLE III.

Assignment of Production, Accounts, and Proceeds

Section 3.1. Assignment of Production. In order to further secure the payment of the secured indebtedness and performance of the obligations, covenants, agreements, warranties, and undertakings of Mortgagor herein described, up to the maximum amount outstanding at any time and from time to time set forth in Section 1.6, Mortgagor does hereby absolutely and unconditionally assign, transfer and set over to Holder all Production which accrues to Mortgagor's interest in the Mortgaged Properties, all proceeds of such Production and all Payments in Lieu of Production, and all present and future rents from the Mortgaged Properties (which rents include without limitation all royalties, delay rentals, shut-in payments and other payments which are rentals under Title 31 of the Louisiana Revised Statutes) (herein collectively referred to as the "Production Proceeds"), together with the immediate and continuing right to collect and receive such Production Proceeds. Subject to Section 3.7, Mortgagor directs and instructs any and all purchasers of any Production to pay to Holder all of the Production Proceeds accruing to Mortgagor's interest until such time as such purchasers have been furnished with evidence that all secured indebtedness has been paid and that this Mortgage has been released. Mortgagor agrees that no purchasers of the Production shall have any responsibility for the application of any funds paid to Holder.

Section 3.2. Effectuating Payment of Production Proceeds to Holder. Independent of the foregoing provisions and authorities herein granted, Mortgagor agrees to execute and deliver any and all transfer orders, division orders and other instruments that may be requested by Holder or that may be required by any purchaser of any Production for the purpose of effectuating payment of the Production Proceeds to Holder. If under any existing sales agreements, other than division orders or transfer orders, any Production Proceeds are required to be paid by the purchaser to Mortgagor so that under such existing agreements payment cannot be made of such Production Proceeds to Holder, Mortgagor's interest in all Production Proceeds under such sales agreements and in all other Production Proceeds which for any reason may be paid to Mortgagor shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands and, shall be immediately paid over to Holder. Without limitation upon any of the foregoing, Mortgagor hereby constitutes and appoints Holder as Mortgagor's special attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Holder may from time to time prescribe) in the name, place and stead of Mortgagor to do any and every act and exercise any and every power that Mortgagor might or could do or exercise personally with respect to ail Production and Production Proceeds (the same having been assigned by Mortgagor to Holder pursuant to Section 3.1 hereof), expressly inclusive, but not limited to, the right, power and authority to:

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(a)            Execute and deliver in the name of Mortgagor any and all transfer orders, division orders, letters in lieu of transfer orders, indemnifications, certificates and other instruments of every nature that may be requested or required by any purchaser of Production from any of the Mortgaged Properties for the purposes of effectuating payment of the Production Proceeds to Holder or which Holder may otherwise deem necessary or appropriate to effect the intent and purposes of the assignment contained in Section 3.1; and

(b)            If under any product sales agreements other than division orders or transfer orders, any Production Proceeds are required to be paid by the purchaser to Mortgagor so that under such existing agreements payment cannot be made of such Production Proceeds to Holder, to make, execute and enter into such sales agreements or other agreements as are necessary to direct Production Proceeds to be payable to Holder;

giving and granting unto said attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary and requisite to be done as fully and to all intents and purposes, as Mortgagor might or could do if personally present; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing certificates or documents. The powers and authorities herein conferred upon Holder may be exercised by Holder through any person who, at the time of the execution of the particular instrument, is an officer of Holder. The power of attorney herein conferred is granted for valuable consideration and hence is coupled with an interest and is irrevocable so long as the secured indebtedness, or any part thereof, shall remain unpaid. All persons dealing with Holder or any substitute shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Holder that all the secured indebtedness is fully and finally paid. Holder may, but shall not be obligated to, take such action as it deems appropriate in an effort to collect the Production Proceeds and any reasonable expenses (including reasonable attorney's fees) so incurred by Holder shall be a demand obligation of Mortgagor and shall be part of the secured indebtedness, and shall bear interest each day, from the date of such expenditure or payment until paid, at the rate described in Section 2.3 hereof. The foregoing is subject to Section 3.7.

Section 3.3. Change of Purchaser. To the extent a default has occurred hereunder and is continuing, should any person now or hereafter purchasing or taking Production fail to make payment promptly to Holder of the Production Proceeds, Holder shall, subject to then existing contractual prohibitions, have the right to make, or to require Mortgagor to make, a change of purchaser, and the right to designate or approve the new purchaser, and Holder shall have no liability or responsibility in connection therewith so long as ordinary care is used in making such designation,

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Section 3.4. Application of Production Proceeds. Any Production Proceeds received by Holder shall be applied by Holder to the secured indebtedness as determined by the Holder.

Section 3.5. Release Prom Liability; Indemnification. Holder and its successors and assigns are hereby released and absolved from all liability for failure to enforce collection of the Production Proceeds and from all other responsibility in connection therewith, except the responsibility of each to account to Mortgagor for funds actually received by each. Mortgagor agrees to indemnify and hold harmless Holder (for purposes of this paragraph, the term "Holder" shall include the directors, officers, partners, employees and Holders of Holder and any persons or entities owned or controlled by or affiliated with Holder) from and against ail claims, demands, liabilities, losses, damages (including consequential damages), causes of action, judgments, penalties, costs and expenses (including reasonable attorneys' fees and expenses) imposed upon, asserted against or incurred or paid by Holder by reason of the assertion that Holder received, either before or after payment in full of the secured indebtedness, funds from the production of oil, gas, other hydrocarbons or other minerals claimed by third persons (and/or funds attributable to sales of production which (i) were made at prices in excess of the maximum price permitted by applicable law or (ii) were otherwise made in violation of laws, rules, regulations and/or orders governing such sales), and Holder shall have the right to defend against any such claims or actions, employing attorneys of its own selection, and if not furnished with indemnity reasonably satisfactory to it, Holder shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by Holder in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys' fees and other expenses of every character expended by Holder pursuant to the provisions of this section shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Holder and shall bear interest, from the date expended until paid, at the rate described in Section 2.3 hereof. The foregoing indemnities shall not terminate upon the release, foreclosure or other termination of this Mortgage but will survive such release, foreclosure of this Mortgage or conveyance in lieu of foreclosure, or other termination, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. WITHOUT LIMITATION, IT IS THE INTENTION OF MORTGAGOR AND MORTGAGOR AGREES THAT THE FOREGOING RELEASES AND INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party as determined in a final, non-appealable judgment by a court of competent jurisdiction. If any person (including Mortgagor or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Holder, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final, non-appealable judgment as to the extent and effect of the alleged gross negligence or willful misconduct.

Section 3.6. Mortgagor's Absolute Obligation to Pay Loans.   Nothing herein contained shall detract from or limit the obligations of Mortgagor to make prompt payment of the Obligations (as define in the Secured Notes), and any and all other secured indebtedness, at the time and in the manner provided herein and in the Transaction Documents, regardless of whether the Production and Production Proceeds herein assigned are sufficient to pay same, and the rights under this Article III shall be cumulative of all other rights under the Transaction Documents.

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Section 3.7. Collection upon Default. Notwithstanding anything to the contrary contained in this Article III of this Mortgage, so long as a default has not occurred (or having occurred is not continuing), Mortgagor shall have the right to collect all Production Proceeds and to retain, use and enjoy same, and Holder shall not collect and receive the Production Proceeds from any obligor or purchaser. Nonetheless, Mortgagor agrees that no purchasers of the Production shall have any responsibility for determining whether or not a default exists, and all persons dealing with Holder shall be fully protected in relying upon notice from Holder or any substitute that a default exist and that payment of Production Proceeds is to be made to Holder.

ARTICLE IV.

Remedies Upon Default

Section 4.1. Default. The term "default" as used in this Mortgage shall mean the occurrence of an "Event of Default" (subject to any requirement for notice and opportunity to cure provisions provided therein) as defined in the Secured Notes.

Section 4.2. Acceleration of Secured Indebtedness. The secured indebtedness may be (and in certain circumstances shall automatically be) accelerated as provided in the Secured Notes.

Section 4.3. Pre-Foreclosure Remedies. Upon the occurrence and during the continuance of a default, Holder is authorized, prior or subsequent to the institution of any foreclosure proceedings, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property. If necessary to obtain the possession provided for above, Holder may invoke any and all remedies to dispossess Mortgagor. Mortgagor agrees to peacefully surrender possession of the Property upon default if requested by Holder. All costs, expenses and liabilities of every character incurred by Holder in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Holder and shall bear interest from date of expenditure until paid at the rate described in Section 2.3 hereof, all of which shall constitute a portion of the secured indebtedness and shall be secured by this Mortgage and by any other instrument securing the secured indebtedness. In connection with any action taken by Holder pursuant to this Section 4.3, HOLDER SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM ANY ACT OR OMISSION OF HOLDER (INCLUDING HOLDER'S OWN NEGLIGENCE) IN MANAGING THE PROPERTY UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH OF HOLDER AS DETERMINED BY A FINAL, NON-APPEALABLE, JUDGMENT OF A COURT OF COMPETENT JURISDICTION, nor shall Holder be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any agreement forming a part of the Property or arising under any Permitted Lien (as defined in the Secured Notes) or otherwise arising. Mortgagor hereby assents to, ratifies and confirms any and all actions of Holder with respect to the Property taken under this Section 4.3, other than gross negligence, willful misconduct, or bad faith of Holder.

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Section 4.4. Foreclosure.

(a)            Upon the occurrence and during the continuance of a default, the Holder may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Holder may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Holder: (i) institute proceedings for the complete foreclosure of this Mortgage in which case the Property or any part thereof may be sold for cash or upon credit in one or more portions, under executory process or other legal process; or (ii) to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the secured indebtedness then due and payable, subject to the continuing Lien of this Mortgage for the balance of the secured indebtedness not then due; or (iii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in this Mortgage or the Transaction Documents; or (iv) recover judgment on the Secured Notes or the Guaranty either before, during or after any proceedings for the enforcement of this Mortgage; or (v) apply for the appointment of a trustee, receiver, keeper, liquidator or conservator of the Property, without regard for the adequacy of the security for the secured indebtedness and without regard for the solvency of Mortgagor or of any person, firm or other entity liable for the payment of the secured indebtedness; or (vi) pursue such other remedies as the Holder may have under applicable law.

(b)            Upon the occurrence and during the continuance of a default, Holder may exercise its rights of enforcement with respect to the Collateral under the Uniform Commercial Code or any other statute in force in any state to the extent the same is applicable law. Cumulative of the foregoing and the other provisions of this Section 4.4;

(i)             Holder may enter upon the Mortgaged Properties or otherwise upon Mortgagor's premises to take possession of, assemble and collect the Collateral or to render it unusable; and

(ii)            Holder may require Mortgagor to assemble the Collateral and make it available at a place Holder designates which is mutually convenient to allow Holder to take possession or dispose of the Collateral; and

(iii)           written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

(iv)           in the event of a foreclosure of the liens and/or security interests evidenced hereby, the Collateral, or any part thereof, and the Mortgaged Properties, or any part thereof, may, at the option of Holder, be sold, as a whole or in parts, together or separately (including where a portion of the Mortgaged Properties is sold, the Collateral related thereto may be sold in connection therewith); and

(v)            the expenses of sale provided for in clause FIRST of Section 4.7 shall include the reasonable expenses of retaking the Collateral, or any part thereof, holding the same and preparing the same for sale or other disposition; and

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(vi)           should, under this subsection, the Collateral be disposed of other than by sale, any proceeds of such disposition shall be treated under Section 4.7 as if the same were sales proceeds.

(c)            To the extent permitted by applicable law, the sale hereunder of less than the whole of the Property shall not exhaust the right to judicial foreclosure, and successive sale or sales may be made until the whole of the Property shall be sold, and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the indebtedness secured hereby and the expense of conducting such sale, this Mortgage and the liens and security interests hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Mortgagor shall never have any right to require the sale of less than the whole of the Property. Any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. Any and all statements of fact or other recitals made in any deed or deeds, or other instruments of transfer, given in connection with a sale as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to all of the secured indebtedness having been declared to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Notwithstanding any reference herein to the Secured Notes or any other Transaction Document, all persons dealing with the Mortgaged Properties shall be entitled to rely on any document, or certificate, of Holder as to the occurrence of an event, such as an Event of Default, and shall not be charged with or forced to review any provision of any other document to determine the accuracy thereof. With respect to any sale held in foreclosure of the liens and/or security interests covered hereby, it shall not be necessary for the Holder, any public officer acting under execution or order of the court or any other party to have physically present or constructively in his/her or its possession, either at the time of or prior to such sale, the Property or any part thereof.

Section 4.5. Effective as Mortgage. This instrument shall be effective as a mortgage and upon the occurrence of a default may be foreclosed as to the Mortgaged Properties, or any portion thereof, in any manner permitted by applicable law, and any foreclosure suit may be brought by Holder.

Section 4.6. Receiver. In addition to all other remedies herein provided for, Mortgagor agrees that, upon the occurrence of a default, Holder shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Mortgagor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Holder, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Holder under Article III hereof. Mortgagor expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver. Nothing herein is to be construed to deprive Holder of any other right, remedy or privilege it may now or hereafter have under the law to have a receiver appointed. Any money advanced by Holder in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Holder and shall bear interest, from the date of making such advancement by Holder until paid, at the rate described in Section 2.3 hereof.

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Section 4.7. Proceeds of Foreclosure. The proceeds of any sale held in foreclosure of the liens and/or security interests evidenced hereby shall be applied;

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including all court costs and charges of every character in the event foreclosed by suit or any judicial proceeding;

SECOND, to the payment of the secured indebtedness (including the principal, interest and attorneys' fees due and unpaid under the Secured Notes and the amounts due and unpaid and owed under this Mortgage) in such manner and order as the Holder shall determine; and

THIRD, the remainder, if any there shall be, shall be paid to Mortgagor, or to Mortgagor's heirs, devisees, representatives, successors or assigns, or such other persons as may be entitled thereto by law.

Section 4.8. Holder as Purchaser. Holder shall have the right to become the purchaser at any sale held in foreclosure of the liens and/or security interests evidenced hereby, and Holder purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to Holder, or if Holder holds less than all of such indebtedness, the pro rata part thereof owing to Holder, accounting to all other holders not joining in such bid in cash for the portion of such bid or bids apportionable to such non-bidding holder or holders.

Section 4.9. Foreclosure as to Matured Debt. Upon the occurrence and during the continuance of a default, Holder shall have the right to proceed with foreclosure of the liens and/or security interests evidenced hereby without declaring the entire secured indebtedness due, and in such event, any such foreclosure sale may be made subject to the unmatured part of the secured indebtedness and shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied provided in Section 4.7 except that the amount paid under clause SECOND thereof shall be only the matured portion of the secured indebtedness and any proceeds of such sale in excess of those provided for in clauses FIRST and SECOND (modified as provided above) shall be applied as Holder shall determine. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.

Section 4.10. Remedies Cumulative. All remedies herein provided for are cumulative of each other and of all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Transaction Document, and, in addition to the remedies herein provided, there shall continue to be available all such other remedies as may now or hereafter exist at law or in equity for the collection of the secured indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and/or security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other Transaction Document or provided for by law shall not prevent the concurrent or subsequent employment of any other available remedy or remedies.

Section 4.11. Discretion as to Security. Holder may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Holder in its sole and absolute discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

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Section 4.12. Mortgagor's Waiver of Certain Rights. To the full extent Mortgagor may do so Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of appraisement, valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right under the terms of this Mortgage to a sale of the Property for the collection of the secured indebtedness without any prior or different resort for collection, or the right under the terms of this Mortgage to the payment of the secured indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever. If any law referred to in this section and now in force, of which Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Properties or the Collateral might take advantage despite this section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

Section 4.13. Mortgagor as Tenant Post-Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Mortgagor are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. To the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible entry and detainer) in any court having jurisdiction.

Section 4.14. Confession of Judgment. For purposes of foreclosure under Louisiana executory process procedures, Mortgagor hereby acknowledges the secured indebtedness and confesses judgment in favor of Holder for the full amount of the secured indebtedness.

Section 4.15. Keeper. In the event the Property, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fieri facias or otherwise, Mortgagor and the Holder agree that the court issuing any such order shall, if petitioned for by Holder, direct the applicable sheriff to appoint as a keeper of the Property, the Holder or any agent designated by Holder or any person named by the Holder at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5131 through 5135 and 9:5136 through 5140.2, as the same may be amended, and Holder shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Property, an amount equal to five percent of the gross revenues of the Property, which shall be included as secured indebtedness secured by this Mortgage. The designation of keeper made herein shall not be deemed to require Holder to provoke the appointment of such a keeper.

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Section 4.16. Waivers. Mortgagor waives in favor of the Holder any and all homestead exemptions and other exemptions of seizure or otherwise to which Mortgagor is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Property is concerned. Mortgagor further waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (c) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (d) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

Section 4.17. Authentic Evidence. Any and all declarations of facts made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process. Mortgagor specifically agrees that such an affidavit by a representative of the Holder as to the existence, amount, terms and maturity of the secured indebtedness and of a default thereunder shall constitute authentic evidence of such facts for the purpose of executory process.

ARTICLE V.

Miscellaneous

Section 5.1. Effective as a Financing Statement. This Mortgage covers goods which are or are to become fixtures on the immovable property described herein, and this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property. This Mortgage shall also be effective as a financing statement, filed as a fixture filing, and also covering as-extracted collateral, minerals and other substances of value which may be extracted from the earth (including oil and gas), and accounts related thereto, which will be financed at the wellhead or minehead of the wells or mines located on the Mortgaged Properties. This Mortgage is to be filed for record in the real/immovable property records of each parish where any part of the Mortgaged Properties is situated or which lies shoreward of any Mortgaged Property (i.e., to the extent a Mortgaged Property lies offshore within the projected seaward extension of the relevant parish boundaries), and may also be filed in the offices of the Bureau of Land Management or the Minerals Management Service or any relevant state agency (or any successor agencies). This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Mortgage, and the address of Holder from which information concerning the security interests hereunder may be obtained is the address of Holder set forth at the end of this Mortgage.

Section 5.2. Reproduction of Mortgage as Financing Statement. A carbon, photographic, facsimile or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in Section 5.1. Without limiting any other provision herein, Mortgagor hereby authorizes Holder to file one or more financing statements, or renewal or continuation statements thereof, describing the Collateral.

Section 5.3. Notice to Account Debtors. In addition to, but without limitation of, the rights granted in Article III hereof, Holder may, at any time after a default has occurred that is continuing, notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Holder directly.

Section 5.4. Waivers. Holder may at any time and from time to time in writing waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing, or consent to Mortgagor's doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor's failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing, or release any part of the Property or any interest therein or any Production Proceeds from the lien and security interest of this Mortgage. Any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other Transaction Document may be released from all or any part of such obligations without impairing or releasing the liability of any other party. No such act shall in any way impair any rights or powers hereunder except to the extent specifically agreed to in such writing.

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Section 5.5. No Impairment of Security. The lien, security interest and other security rights hereunder shall not be impaired by any indulgence, moratorium or release which may be granted, including any renewal, extension or modification which may be granted with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which may be granted in respect of the Property (including Production Proceeds), or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness.

Section 5.6, Acts Not Constituting Waiver. Any default may be waived without waiving any other prior or subsequent default. Any default may be remedied without constituting a waiver by Holder of the default remedied. Neither failure to exercise, nor delay in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any-such right, power or remedy at a later date. No single or partial exercise of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Holder and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder (except to the extent waived by Holder in writing in compliance with the Secured Notes).

Section 5.7. Mortgagor's Successors. In the event the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, then, without notice to Mortgagor, such successor or successors in interest may be dealt with, with reference to this Mortgage and to the indebtedness secured hereby, in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Property, no forbearance, and no extension of the time for the payment of the indebtedness secured hereby shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder or for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder or for the payment of the indebtedness secured hereby.

Section 5.8. Application of Payments to Certain Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.

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Section 5.9. Compliance With Usury Laws. It is the intent of Mortgagor, Holder and all other parties to the Transaction Documents to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, it is stipulated and agreed that, as more fully provided in the Secured Notes, none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be collected, charged, taken, reserved, or received by applicable law from time to time in effect.

Section 5.10. Certificates. The production of mortgage, conveyance, tax research or other certificates is waived by consent, and Mortgagor agrees to hold me, Notary, harmless for failure to procure and attach same.

Section 5.11. Acceptance. Pursuant to Louisiana Civil Code Article 3289, this Mortgage need not be signed by the Holder, and Mortgagor hereby confirms that the Holder's consent to and acceptance of this Mortgage shall be irrevocably presumed.

Section 5.12. Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered in compliance with and according to Section 7 of the Secured Notes. Notwithstanding the foregoing, or anything else in the Transaction Documents which may appear to the contrary, any notice given in connection with a foreclosure of the liens and/or security interests created hereunder, or otherwise in connection with the exercise by Holder of its rights hereunder or under any other Transaction Document, which is given in a manner permitted by applicable law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Property to which such statute is applicable) constitute proper notice,

Section 5.13. Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 5.14. Interpretation, etc. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The word "or" is not exclusive. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. This Mortgage has been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow this Mortgage to be construed against any party because of its role in drafting this Mortgage.

[Mortgage]

Section 5.15. Certain Consents. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Holder is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of such party, and such party shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or the judgment of such party.

Section 5.16. Certain Obligations of Mortgagor. Without limiting Mortgagor's obligations hereunder, Mortgagor's liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities with respect to Mortgagor's obligations hereunder which would be owed but for the fact that the same may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 5.17. Counterparts. This Mortgage may be executed in several counterparts (multiple originals), all of which are identical, except that, to facilitate recordation, certain counterparts hereof may include only that portion of Exhibit A which contains descriptions of the properties located in (or otherwise subject to the recording or filing requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of Exhibit A shall be included in such counterparts by reference only. All of such counterparts together shall constitute one and the same instrument.

Section 5.18. Successors and Assigns.

(a)           The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Holder and its successors and assigns, and shall constitute covenants running with the Mortgaged Properties. All references in this Mortgage to Mortgagor or Holder shall be deemed to include all such successors and assigns,

(b)           This Mortgage is for the benefit of the Holder and for such other Person or Persons as may from time to time become or be the holders of any of the secured indebtedness, and this Mortgage shall be transferable and negotiable, with the same force and effect and to the same extent as the secured indebtedness may be transferable, it being understood that, upon the transfer or assignment by the Holder of any of the secured indebtedness, the legal holder of such secured indebtedness shall have all of the rights granted to the Holder under this Mortgage. The Mortgagor specifically agrees that upon any transfer of all or any portion of the secured indebtedness, this Mortgage shall secure with retroactive rank the then existing secured indebtedness to the transferee and any and all secured indebtedness to such transferee thereafter arising.

(c)           If less than all of the secured indebtedness secured by this Mortgage is transferred, each part of such secured indebtedness shall share pro-rata in the security of this Mortgage as provided by Louisiana Civil Code Article 3311, and the Holder or subsequent transferor shall not be deemed to have warranted or agreed to have subordinated any remaining or future secured indebtedness to that portion of such secured indebtedness transferred.

Section 5.19. FINAL AGREEMENT OF THE PARTIES. THE WRITTEN TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES-THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Mortgage]

Section 5.20. CHOICE OF LAW. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT TO THE EXTENT THAT THE LAW OF A STATE IN WHICH A PORTION OF THE PROPERTY IS LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE PROPERTY) NECESSARILY OR, IN THE SOLE DISCRETION OF HOLDER, APPROPRIATELY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF THE HOLDER GRANTED HEREIN, THE LAW OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE PROPERTY LOCATED IN (OR WHICH IS OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE.

Section 5.21. Place of Payment. All secured indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Secured Notes (or if no such designation is made, at the address of Holder indicated at the end of this Mortgage), or at such other place as Holder may designate in writing.

[The remainder of this page is intentionally left blank.]

[Mortgage]

THUS DONE AND PASSED in the place and on the day and in the month and year hereinabove written, in the presence of the two undersigned witnesses who hereunto sign their names with the Mortgagor and me, Notary, after due reading of the whole.

WITNESSES:	MORTGAGOR: TRENDSETTER PRODUCTION COMPANY

By:
Printed Name:		Name:	Kent P. Watts
		Title:	Chief Executive Officer

Printed Name:

NOTARY PUBLIC
My Commission expires:

The address of Holder is:	The address of Mortgagor is:

101 Hudson Street, Suite 3700	Trendsetter Production Company
Jersey City, NJ 07302	One Sugar Creek Center Boulevard
Attention: Mark Angelo	Suite 125
Telephone: (201)985-8300	Sugar Land, Texas 77478
Facsimile: (201)985-8266	Attention: Kent P. Watts
Telephone: (713)353-9400 Facsimile: (713)353-9421

[Mortgage]

EXHIBIT A

DESCRIPTION OF MORTGAGED PROPERTIES

Introduction to Description of Mineral Properties

The Mortgagor and the Holder hereby agree and affirm that this Introduction to Description of Properties is an amplification and explanation of the terminology, format and information contained in
Exhibit A and that this instrument shall be construed as a whole with reference to the entirety of its provisions (including all Exhibits),

1.             This instrument covers the Mortgagor's entire interest in each of the mineral servitudes, mineral leases, mineral royalties and other mineral rights described in Exhibit A, as now owned or as hereafter acquired. The inclusion of the Mortgagor's revenue interests, working interests and undivided leasehold interests, by the listing of percentage, decimal or fractional numbers or otherwise, as well as the inclusion of depth limitations, spacing unit designations and agreements, well names and well arabic numbers, are in some instances for purposes of certain representations of the Mortgagor contained in this instrument and are generally for descriptive purposes. The inclusion (or the inaccuracy thereof) of this information is not in any way a limitation or restriction on the interest of the Mortgagor being subjected to the lien and encumbrance of this instrument. In the event that the Mortgagor acquires additional undivided interests in some or all of such mineral rights, this Mortgage shall automatically encumber such additions or increases to the Mortgagor's interest in such mineral rights without need of further act or document.

2.              This instrument is intended to cover the entire interest of the Mortgagor in any lease described in Exhibit A. Reference is made to the land descriptions contained in the documents of title recorded as described in Exhibit A.

3.              References in Exhibit A to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in Exhibit A are to the official real property records of the parish or parishes in which (or offshore of which) the mortgaged property is located and in which records such documents are or in the past have been customarily recorded, whether Conveyance Records, Deed Records, Oil and Gas Records, Mineral Lease Records, Oil and Gas Lease Records or other records.

4.              Each reference to a lease or a contract in Exhibit A shall be deemed a reference to said lease or contract as said lease or contract may have been amended or ratified by all amendments or ratifications heretofore executed, whether or not referred to herein.

5.              A statement herein that a certain interest described herein is subject to the terms of certain described or referred to agreements, instruments or other matters shall not operate to subject such interest to any such agreement, instrument or other matter except to the extent that such agreement, instrument or matter is otherwise valid and presently subsisting nor shall such statement be deemed to constitute a recognition by the parties hereto that any such agreement, instrument or other matter is valid and presently subsisting or binding against the Holder.

[Mortgage]

EXHIBIT A CONTINUED

Part 1.

A.            Oil, Gas and Mineral Lease dated April 1, 2005, by and between Katherine Breland Kelly, as lessor, to Trendsetter Production Company, as lessee, recorded in COB 297, page 351, File No. 197675 of the records of LaSalle Parish, Louisiana.

B.             Oil, Gas Lease dated October 13, 2004, by and between Willard J. Norris and Shirley L. Norris, as lessor, and Trendsetter Production Company, as lessee, recorded in COB 292, page 597, File No. 195082 of the records of LaSalle Parish, Louisiana.

C.             Oil, Gas and Mineral Lease dated April 1, 1987, by and between James L. McGee, et al, to H. Markham Krause, recorded in COB 260, page 89, Document No. 178880 of the records of Concordia Parish, Louisiana.

D.             Oil, Gas and Mineral Lease dated September 24, 2002, by and between Dorothy W. McGee Irrevocable Trust, et al, to Beard Operating, Inc. and J. M. Oil, LLC recorded in COB 398, page 501 of the records of Concordia Parish, Louisiana.

E.             Assignment of Oil, Gas and Mineral Leases dated July 12, 2007, effective as of July 1, 2007, by Robb Resources, Limited to Trendsetter Production Company, recorded in COB 1790, page 838, Entry No. 1346725 of the records of Rapides Parish, Louisiana, as corrected by Notarial Act of Correction recorded on February 25, 2008, in COB 428, page 210, Document No. 266074 of the records of Concordia Parish, Louisiana and in COB 425, page 91, Document No. 263487 of the records of Concordia Parish, Louisiana, and COB 238, page 121, Document No. 262333, of the records of Catahoula Parish, Louisiana, and all oil, gas and mineral leases and all other properties listed therein.

F.    Assignment of Oil, Gas and Mineral Leases dated December 28, 2004, effective December 29, 2004, by J. M. Oil, LLC to Trendsetter Production, Inc., recorded in COB 410, page 837, Entry No. 251484 of the records of Concordia Parish. Louisiana, and all oil, gas and mineral leases and all other properties listed therein.

Part 2.

All of oil, gas and/or mineral leases and other contracts, wells, equipment and other properties described on the following nine (9) pages:

[Mortgage]

Exhibit A

1 Oil, gas and mineral lease dated July 28,1983, executed by James L. Magee, et al, in favor of Triangle Oil Producers, nc., and recorded at Conveyance Book 203, Page 268, of the records of Concordia Parish, Louis ana, and amended by document dated August 23,1990 and recorded at Conveyance Book 299, Page 9 of the records of Concordia Parish, Louis ana, and which covers and applies to the fol owing descr'bed lands, to-wit:

TRACT 1

40 acres of land in the form of a square with that certain well originally known as the Marin Explorat'on, Inc. -Magee-Evans #1 Well being in the exact center thereof, and sa'd 40 acres be'ng more part'cularly described as follows, to-w't:

From the northwest comer of Section 43, Townsh'p 6 North, Range 9 East, run South a ong the West boundary I'ne of Sect'on 43 a distance of 4327.4 feet; thence turn to the left at an angle of 90 degrees and run East 1224.0 feet to the point where sa'd Mar in Exp orat'on, Inc. -Magee-Evans #1 Wei was drilled and s present y producing; thence run North 660 feet to a point of beginn'ng; thence run East 660 feet; thence run South 1320 feet; thence West 1320 feet; then run North 1320 feet; thence run East 680 feet to the po'nt of beginning and as stated, the ands eased be'ng in the form of a square with the sa'd well, mentioned being in the center thereof and be'ng s'tuated in Section 43, Townsh'p 8 North, Range 9 East

TRACT 2

From the Northwest corner of Section 17, Township 6 North, Range 9 East, Concordia Parish, Louisiana, go South a ong the West boundary of sa'd Section 17, for 4075 feet, thence West at r'ght angles for 99 feet to the po'nt of beg'nn'ng, being the Northwest comer of the with'n descr'bed tract. Thence from sa'd point of beginn'ng, go'South 627.64 feet; thence North 88 degrees 45 m'nutes East a ong a surface property line for 1306.21 feet; thence North for 627 85 feet, more or ess, to the boundary of Junkin Lease; thence South 88 degrees 45 m nutes West along sa d boundary for 1306.21 feet to the po'nt of beginning. Said within described tract contains 18.82 acres.

TRACT 3

From the Northeast corner of Sect'on 17, Townsh'p 6 North, Range 9 East, Concord'a Parish, Lou's'ana, go South a ong the West-boundary of said Sect'on 17 for 4075 feet; thence West at r'ght angles for 99 feet to the Northwest comer of the 40 acre dri 'ng unit ass'gned to the Magee-Smtth No.1; thence South along the West boundary of said dr lling un't for 627.84 feet to the point of beginn'ng, being the Northwest corner to the within descr'bed tract; thence from said point of beginning, continue South for 692.16 feet; thence East for 1305 9 feet; thence North for 720.66 feet to a surface property line; thence South 88 degrees 45 m nutes. West along said surface property line of' 1306.2 feet to the point of beginning. Sa'd with'n described tract contains 21.18 acres.

t 's specif cal y understood that there is presently s'tuated on the acreage affected by the aforesaid leaser as'amended, and as's'gned herein, those certa'n we s known as the J. M Oi, L L.C -Magee-Smrth B-1 (Ser.# 186954) and B-2 (SerJ 210127) wel s, and a we I origina ly dr lled under the name of T. L. James & Co., Inc.- Magee-Smith No.1 Well (Ser# 205117).

There's a so conveyed by these presents all r ght, t'tle and interest of Ass gnors in and to any and all surface and downhole equ'pment associated with the Dav's & Kaiser Operating, Inc; Magee-Smth B-1, B-2 and No.1 Wells and any other rights and equ pment ncidental to the operation of sa'd wells, and which would nclude a I rights pertaining to a certain salt water disposal we I known as the Magee-Evans Salt Water Disposal Well (SerJ 068093).

11. Oi, gas and m'nera ease dated April 1,1987, executed by James L. Magee, et a , in favor of H Markham Krause, husband of Anna Crawford Krause, and recorded at Conveyance Book 260, as Document No 178,880, of the records of Concordia Parish, Lou'siana, and which lease covers and applies to the fo lowing described property, to-wit:

The Northeast Quarter of Section 42, Township 6 North, Range 9 East, LESS AND EXCEPT any portions of the following described tracts s'tuated with'n the boundar'es of the sa d Northeast Quarter of Section 42, Township 6 North, Range 9 East, to-wit:

(A) 8.0 acres, more or less, tract so d by Percy L. Rountree, Jr. and William L. Koerber to James B. New as per deed dated Apr'l 28,1976, and recorded at Conveyance Book 88, Page 782

(B) 14 acres, more or ess, tract conveyed by P. L Rountree, Jr and W Iliam L. Koerber to W. R. Jenn'ngs, Jr. as per exchange deed dated December 30,1976 and recorded at Conveyance Book 97, Page 389 of the records of Concord a Par'sh, Lou'siana.

It is specifically understood that there 's present y s tuated on the acreage affected by the aforesaid ease those certa'n we s known as the Davis & Ka'ser Operating, Inc.- Magee-Smith No.1 we

EXHIBIT A

(CONCORDIA PARISH PROPERTY)

OIL, GAS AND MINERAL LEASES

1.
Oil and Gas Lease made November 1, 2001, by and between Armando P. Ricci, Jr., as Trustee for the Howard B. Peabody 1989 Revocable Trust, et al, Lessor and Verona Energy, Inc., Lessee, recorded in COB 417, page 151, Entry No. 257058 of the records of Concordia Parish, Louisiana.

2.
Oil and Gas Lease dated November 1, 2001, executed by Andrew L. Peabody, et al in favor of Verona Energy, Inc., filed November 2, 2001, and recorded at COB 393, page 60, as Document Number 237326, of the records of Concordia Parish, Louisiana.

3.
Oil and Gas Lease made November 1, 2001 by and between Andrew L. Peabody, et al, Lessor, and Verona Energy, Inc., Lessee, recorded in COB 393, page 56, Entry No. 237326 of the records of Concordia Parish, Louisiana.

4.
Oil, gas and mineral lease dated December 27, 1989, executed by Howard B. Peabody, Jr., et al, as Lessors, in favor of KFG Petroleum Corporation, as Lessee, reocrded at COB 297, page 189, as Document Number 190325 of the records of Concordia Parish, Louisiana, and Extension of Oil, Gas and Mineral Lease recorded at COB 305, page 254 of the records of Concordia Parish, Louisiana.

5.
Oil, gas and mineral leased dated October 17, 1989, executed by Andrew Learned Peabody, et al, as Lessors, in favor KFG Petroleum Corporation, as Lessee, filed August 23, 1990 and recorded in Conveyance Book 297, page 181, as Document Number 190324 of the records of Concordia Parish, Louisiana, and Extension of Oil, Gas and Mineral Lease recorded at COB 305, page 261 of the records of Concordia Parish, Louisiana.

6.
Oil, Gas and Mineral Lease dated (effective) August 7, 1991 from Conn Memorial Foundation, Inc., et al, as lessor, to Oilwell Acquition Company, as Lessee, filed for record under Register No. 194040 and recorded in COB 309, page 276 of the Records of Concordia Parish, Louisiana.

7.
That certain oil, gas and mineral lease executed by Andre Joseph Karam, et al in favor of Claude Rabb, husband of Sheri Rabb, dated July 5, 2000, filed August 2, 2000, and recorded at COB 386, page 62 as Registry No. 232120 of the records of Concordia Parish, Louisiana, and which oil, gas and mineral lease was extended by Extension of Oil, Gas and Mineral Lease dated June 23, 2001, filed June 26, 2001 and recorded at COB 391, page 170 of the records of Concordia Parish, Louisiana.

EXHIBIT A

8.
Oil, gas and mineral lease executed by the State Mineral Board of the State of Louisiana, as Lessor, in favor of Rabb Resources, Limited, as Lessee, dated June 13, 2001, recorded August 14, 2001 in COB 391, page 815 of the records of Concordia Parish, Louisiana, and SL No. 17129 and affecting Tract 33513.

PRODUCING WELLS

1.	CONN RA SUE; SL 7763 -KARAM 001 - Serial No. 164144
2.	CONN RA SUE; SL 7763 KARAM 001-ALT - Serial No. 204209
3.	PEABODY 002 - Serial No. 213803
4.	PEABODY 003-Serial No. 214328
5.	PEABODY 005 - Serial No. 194163
6.	PEABODY 006 - Serial No. 198302
7.	PEABODY 007 - Serial No. 199817
8.	PEABODY 010-Serial No. 206783
9.	PEABODY LBM 004 - Serial No. 185497
10.	PEABODY LBM 010 - Serial No. 195516
11.	PEABODY LBM 011 - Serial No. 198253
12.	PEABODY LBM 016 - Serial No. 203943
13.	BEE BRAKE SUA; CONN 002 - Serial No. 214632

DISPOSAL WELLS

1.	FRED K CONN ET AL SWD 001 - Serial No. 86216
2.	PEABODY LBM SWD 005 - Serial No. 187698
3.	PEABODY SWD 001 - Serial No. 214315
4.	PEABODY SWD 004 - Serial No. 192704
5.	FERRIS SWD A-2 - Serial No. 123414

EXHIBIT A

(CATAHOULA PARISH PROPERTY)

OIL, GAS AND MINERAL LEASES

Oil, gas and mineral lease executed by the State Mineral Board of the State of Louisiana, as Lessor, in favor of Rabb Resources, Limited, as Lessee, dated June 13, 2001, recorded August 14, 2001 in COB 391, page 815 of the records of Catahoula Parish, Louisiana, and SL No. 17129 and affecting Tract 33513.

PRODUCING WELLS

1.	CONN RA SUE; SL 7763 -KARAM 001 - Serial No. 164144
2.	CONN RA SUE; SL 7763 KARAM 001-ALT - Serial No. 204209

EXHIBIT "A"
(RAPIDES PARISH PROPERTY)

OIL, GAS AND MINERAL LEASES

1.
An Oil, Gas and Mineral Lease executed by Frances DeVille Price, et al, in favor of Natural Gas and Oil Engineering, Inc, recorded August 3,1987 in Conveyance Book 1215, page 268, as Document Number 840367 of the records of Rapides Parish, Louisiana, together with any and all recorded co-lessor's agreements incidental thereto.

2.
An Oil, Gas and Mineral Lease executed by Tommy Joe Deville and Camie Price Deville and Rabb Resources, Inc. (sic) dated March 10, 2006, and recorded as Document No. 1305445 of the records of Rapides Parish, Louisiana.

3.
An Oil, Gas and Mineral Lease executed by Maxine Ryder Deville and Lee Deville in favor of Rabb Resources, Limited dated August 1, 2006 and recorded at COB 1761, page 250 of the records of Rapides Parish, Louisiana.

4.	An Oil, Gas and Mineral Lease executed by Charles Henry Ryder in favor of Rabb Resources, Limited dated August 1, 2006 and recorded at COB 1761, page 254 of the records of Rapides Parish, Louisiana.

PRODUCING WELLS

1.	PAUL 1 SU 320; PRICE 001 - Serial No. 121099
2.	DEVILLE HEIRS 001 - Serial No. 172875
3.	DEVILLE B 001-Serial No. 228817

DISPOSAL WELLS

FLOYD SWD 001 - Serial No. 170845
NOTE:	This disposal well is being utilized and operated pursuant to a disposal well agreement between Wynotte F. Huffman and Rabb Resources, Limited.

EQUIPMENT

Peabodv 5,6,7 & 10

Description	Serial Number
(1) National J-l50 triplex pump	6137
(1) Armco unidraulic vessels	77-169-L
(1) Armco unidraulic vessels	75-82-L
(1) Lufkin C-228D-2B-100	F119839S-496336
(1) Natco 6 x 27 1/2 treater	9B32101-01
(1) Goulds 3" x 2" SW pump
(1) 30 hp Westinghouse electric motor	P6066031005
(1) 40 hp Worldwide electric motor	0511457
(2) 400 bbl metal stock tanks
(2) 400 bbl metal SW tanks

Peabodv LBM 4. 10, 11 & 16

Description	Serial Number
(1) National 4 x 27 1/2 treater (bad)	414797
(1) National 4 x 27 1/2 treater	412817
(2) 400 bbl metal stock tanks
(2) 400 bbl metal SW tanks
(1)300 bbl metal SW tank
(1) Goulds 2" x 1 1/2" SW pump	L0549123
(1) Westingnouse 15 hp electric motor	AQ65101150001
(1) 88” pumping unit	0228-253-0013
(1) 320 Salzgitter 120" stroke	25511170
(1) Bethlehem 228D-205-64	S-505

Yakey

Description	Serial Number
(3) 210 bbl metal stock tanks
(1) Baker 4x27 1/2 treater	60647
(1) American 228-213-86	T20F86-3A-5040
(2) 300 bbl metal SW tanks

Peabodv 2 & 3

Description	Serial Number
(1) Baker 4 x 27 1/2 treater (1)4x27 1/2 treater	63191
(4) 300 bbl metal stock tanks
(2) 300 bbl metal SW tanks
(1) 300 bbl metal tank (no good)
(1) 232 Waukesha engine	351985
(1) 1800 Series Gaso pump 21/2-4x6	18937
(1) Armco unidraulic vessels	81-216-L
(1) National J-165 triplex pump

EQUIPMENT

Floyd S.W.D.

	Description	Serial Number
Injection pump -	Wheatley Triplex pump
	P300 – 7956	2446
(1) 300 tank

HTD T-44 & T-60

	Description	Serial Number
(1) 300 bbl metal stock tank
(2) 300 bbl metal SW tanks
(1) Moran 4 x 20 treater
	(1) 310 Waukesha engine (busted block - bad)	327376
	(1) Summit 3" x 1 1/2" SW pump model 2196 MTO	335230
	(1) American 114-143-64	T15F64-15-3657
	(1) Cabot 160D-143-74	166B37
	(1) 310 Waukesha engine	scratched off; Spec: G38688

Karem - Conn

	Description	Serial Number
	(1) 6 x 20 National treater	T5190001-03
(1) CR 15 Grundfos SW pump
(2) 400 bbl metal stock tanks
(5) 400 bbl metal stock tanks (bad)
(2) Haywards 400 bbl fiberglass tanks
	(1) #1 Sentinel 22852460G86	2507
	(1) Lufkin C228D-213-86	E105393N-470421

Conn #2

	Description	Serial Number
(2) Lide 300 bbl metal stock tanks
	(1) Natco 4 x 20 treater	9741109-002
	(1) Natco 4 x 20 treater (bad)	9A66401-09
	(1) LufkinC320D-298-100	AN17974E-268563

Paul Price (Section 41 T5N-R3E. API #17-079-20070)

	Description	Serial Number
Pumping Unit -	Lufkin
Type TC2A3.5
	Power 30 HP electric motor	290 U
Tanks - (2) 300 barrel stock tanks
(1) 210 s.w. tank
(1) 4x20 Heater treater
	(1) Gould Transfer Pump	ED469023
Power 5HP electric motor

EQUIPMENT

Deville Heirs. (Section 3 T4N-R3E, API #17-079-20301)

Description		Serial Number
Pumping Unit -	Lufkin
	Type TC2ATr.35B	14U
Tanks - (1) 210 stock tank
(1) 300 s.w. tank
(1) Gould Transfer pump (bad)

EXHIBIT B

RESOLUTIONS OF MORTGAGOR

NOTARY’S CERTIFICATE

I, the undersigned Notary Public, in and for the County of  , State of Texas, hereby certify to YA Global Investments, L.P. that, on the date stated below, Kent Watts as Chief Executive Officer of Trendsetter Production Company did execute the document listed below in my actual presence and in the actual presence of the two witnesses who signed said listed document:

Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement by Trendsetter Production Company dated as of March 3, 2008, but signed on March _______, 2008.

Certified this ____ day of March, 2008, to YA Global Investments, L.P.

Name:
Title: Notary Public